           As filed with the Securities and Exchange Commission on March 3, 1997
                                              Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               CYTYC CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                   02-0407755
    -------------------------------               -------------------------
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                      85 Swanson Road, Boxborough, MA    01719
             -----------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)
                            _______________________

                                1995 STOCK PLAN
                      ----------------------------------
                           (Full Title of the Plan)

                          __________________________

                              PATRICK J. SULLIVAN
                     President and Chief Executive Officer
                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA  01719
                                (508) 263-8000
                   -----------------------------------------
                     (Name, Address and Telephone Number,
                  including Area code, of Agent For Service)

                              ___________________

                                    Copy to:

                           JONATHAN M. MOULTON, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                        CALCULATION OF REGISTRATION FEE
================================================================================


                                     Proposed     Proposed
    Title Of                         Maximum       Maximum
   Securities          Amount        Offering     Aggregate     Amount of
      To Be             To Be       Price Per     Offering     Registration
   Registered      Registered/(1)/  Share/(2)/      Price          Fee
--------------------------------------------------------------------------------

1995 STOCK PLAN
Common Stock,
$.01 par value      171,500 shares   $27.188     $4,662,656.25  $1,412.93

================================================================================

/(1)/ Pursuant to the terms of the Company's 1995 Stock Plan, an additional
      171,500 shares of Common Stock may be issued effective as of the first trading day of 1997 and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 1995 Stock Plan will be 1,171,500 shares.

/(2)/ None of such shares are subject to outstanding options. The price of $27.188 per share, which is the average of the high and low prices reported on the Nasdaq National Market on February 28, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).


================================================================================

   This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-2196), as filed with the Securities and Exchange Commission (the "Commission") on March 8, 1996 relating to Cytyc Corporation's 1995 Stock Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statement is hereby incorporated by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

   The Company previously registered under the Securities Act an aggregate of 1,000,000 shares of Common Stock offered pursuant to the 1995 Stock Plan pursuant to a Registration Statement on Form S-8 (File No. 333-2196) filed with the Commission on March 8, 1996, which is incorporated in this Registration Statement by reference.

   The following documents filed with the Commission are incorporated by reference in this Registration Statement:

    (a) Registrant's Prospectus dated February 7, 1997, as filed with the Commission on February 7, 1997 pursuant to Rule 424(b)(1) of the Securities Act and contained in the Registrants Registration Statement on Form S-1 (File No. 333-19367);

    (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 filed pursuant to the Exchange Act;

    (d) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed pursuant to the Exchange Act; and

    (e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on January 16, 1996.

    All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit No.         Description of Exhibit
-----------         ----------------------

     4              1995 Stock Plan, as amended.

     5              Opinion of Testa, Hurwitz & Thibeault, LLP.

    23.1            Consent of Arthur Andersen LLP.

    23.2            Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5).

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on this 3rd day of March, 1997.

                               CYTYC CORPORATION


                               By:   /s/ Joseph W. Kelly
                                  --------------------------------------
                                  Joseph W. Kelly
                                  Vice President and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Capacity                              Date
---------                    --------                              ----

           *                 President, Chief Executive            March 3, 1997
-----------------------      Officer and Director
Patrick J. Sullivan          (Principal Executive Officer)



/s/ Joseph W. Kelly          Vice President and                    March 3, 1997
--------------------         Chief Financial Officer,
Joseph W. Kelly              Treasurer and Secretary
                             (Principal Financial and
                             Accounting Officer)



           *                 Director                              March 3, 1997
-----------------------
Frederick R. Blume


           *                 Director                              March 3, 1997
---------------------
Janet G. Effland


           *                 Director                              March 3, 1997
---------------------
Franklin J. Iris


           *                 Director                              March 3, 1997
------------------------
Edwin M. Kania, Jr.

           *                 Director                              March 3, 1997
-----------------------
C. William McDaniel


           *                 Director                              March 3, 1997
-----------------------
Monroe Trout, M.D.


           *                 Director                              March 3, 1997
------------------
Guy de Chazal


*By: /s/ Joseph W. Kelly
    --------------------------
     Joseph W. Kelly
     Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------

Exhibit                      Description of Exhibit                     Page No.
---------------------------  -----------------------------------------  --------

       4                     1995 Stock Plan                             8

       5                     Opinion of Testa, Hurwitz & Thibeault,     17
                             LLP

      23.1                   Consent of Arthur Andersen LLP             18

      23.2                   Consent of Testa, Hurwitz & Thibeault,     17
                             LLP (included in Exhibit 5)
